Exhibit 99.1

FOR IMMEDIATE RELEASE		NYSE:ARI
CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

THIRD QUARTER 2015 FINANCIAL RESULTS

—20.4% Increase in Operating Earnings Per Share of Common Stock –

— Record Quarter for Growth in Operating Earnings —

New York, NY, October 29, 2015 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	Reported Operating Earnings (a non-GAAP financial measure defined below) per diluted share of common stock of $0.53 for the quarter ended September 30, 2015, an increase of 20.4% as compared to Operating Earnings per diluted share of common stock of $0.44 for the quarter ended September 30, 2014; Reported Operating Earnings per diluted share of common stock of $1.42 for the nine months ended September 30, 2015, an increase of 14.5% as compared to Operating Earnings per diluted share of common stock of $1.24 for the nine months ended September 30, 2014;

•	Generated $38.7 million of net interest income during the quarter from the Company’s $2.3 billion commercial real estate debt portfolio, which had a levered weighted average underwritten internal rate of return (“IRR”)(2) of approximately 13.9% at September 30, 2015;

•	Committed $331.5 million to commercial real estate debt investments during the quarter, $269.4 million of which were funded at closing and 100% of which were floating rate; Committed over $1.0 billion to commercial real estate debt investments year to date, $781.5 million of which were funded at closing;

•	Funded $155.5 million for commercial real estate debt investments during the quarter that were previously closed in 2014, bringing year to date fundings of previously closed investments to $199.0 million; and

•	Completed a private placement of common and preferred stock to a wholly owned subsidiary of the Qatar Investment Authority, generating $348 million of gross proceeds for the Company:

•	Sold 8,823,529 shares of common stock at a purchase price of $17.00 per share, for gross proceeds of approximately $150 million; and

•	Sold 8,000,000 shares of 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) with a liquidation preference of $25.00 per share at a purchase price of $24.71 per share, resulting in gross proceeds of approximately $198 million.

“ARI had the Company’s strongest quarter to date with respect to growth in operating earnings and capital formation,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “Year to date, ARI has committed to over $1.0 billion of commercial real estate debt investments and the Company has a very robust origination pipeline. Importantly, the credit quality of ARI’s loan portfolio remains stable and we continue to identify investments that we believe offer the Company attractive, risk adjusted returns. Given the strength of the pipeline, we were extremely pleased with the completion of ARI’s $348 million private placement of preferred and common stock, which provides the Company with dry powder to capitalize on new investment opportunities.”

Third Quarter 2015 Operating Results

The Company reported Operating Earnings of $31.7 million, or $0.53 per diluted share of common stock, for the three months ended September 30, 2015, representing a per share increase of 20.4% as compared to Operating Earnings of $20.8 million, or $0.44 per diluted share of common stock, for the three months ended September 30,

2014. Net income available to common stockholders for the three months ended September 30, 2015 was $23.5 million, or $0.39 per diluted share of common stock, as compared to net income available to common stockholders of $17.3 million, or $0.37 per diluted share of common stock, for the three months ended September 30, 2014.

For the nine months ended September 30, 2015, the Company reported Operating Earnings of $80.3 million, or $1.42 per diluted share of common stock, representing a per share increase of 14.5% as compared to Operating Earnings of $52.8 million, or $1.24 per diluted share of common stock, for the nine months ended September 30, 2014. Net income available to common stockholders for the nine months ended September 30, 2015 was $70.0 million, or $1.24 per diluted share of common stock, as compared to net income available to common stockholders of $55.1 million, or $1.30 per diluted share of common stock, for the nine months ended September 30, 2014.

Third Quarter 2015 Investment Activity

New Investments – During the third quarter, ARI committed to the following commercial real estate debt investments:

•	$149.1 million of first mortgage loans ($99.5 million of which were funded during the quarter), which were underwritten to generate a levered weighted average IRR(2) of approximately 14%; and

•	$182.4 million of subordinate loans ($169.9 million of which were funded during the quarter), which were underwritten to generate a weighted average IRR(2) of approximately 14%.

Funding of Previously Closed Loans – During the third quarter, ARI completed $155.5 million of fundings for previously closed loans.

Loan Repayments – During the third quarter, ARI received approximately $187.3 million from loan repayments and sales, including the repayment of $107.3 million of loans secured by New York City residential properties.

Quarter End Commercial Real Estate Debt Portfolio Summary

The following table sets forth certain information regarding the Company’s commercial real estate debt portfolio at September 30, 2015 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at Cost(1)	Current Weighted Average Underwritten IRR (2)	Fully- Levered Weighted Average Underwritten IRR(2)
First mortgage loans	$905,681	8.2%	$301,533	2.7%	$604,148	12.1%	14.7%
Subordinate loans(3)(4)	926,304	12.0	—	—	896,200	13.2	13.2
CMBS	512,107	6.6	433,904	3.4	108,330	16.2	16.2

Total/Weighted Average	$2,344,092	9.4%	$735,437	3.0%	$1,608,678	13.0%	13.9%

Please see chart footnotes at the end of the press release.

Loan-to-Value

At September 30, 2015, the Company’s commercial real estate loan portfolio, which includes CMBS, held-to-maturity, had a weighted average loan-to-value (“LTV”) of 61%. Within the commercial real estate loan portfolio, the first mortgage loans had a weighted average LTV of 60% and the subordinate loans (including CMBS, held-to-maturity) had a weighted average LTV of 63%.

Book Value

The Company’s book value per share of common stock at September 30, 2015 was $16.35. For purposes of GAAP accounting, the Company carries loans at amortized cost and its CMBS are marked to market. Management has estimated that the fair value of the Company’s loan portfolio at September 30, 2015 was approximately $16.2 million greater than the carrying value as of the same date.

Capital Raise

In September 2015, the Company completed a private placement of 8,823,529 shares of common stock to QH RE Asset Company LLC, a wholly owned subsidiary of the Qatar Investment Authority (the “Investor”), at a purchase price of $17.00 per share, for gross proceeds of approximately $150 million. In addition, the Company completed a private placement of 8,000,000 shares of Series B Preferred Stock to the Investor at a purchase price of $24.71 per share, resulting in gross proceeds of approximately $198 million. Combined, the two offerings resulted in approximately $348 million of total gross proceeds to the Company.

Subsequent Events

New Investments – Subsequent to quarter end, ARI closed a $55 million mezzanine loan for the acquisition of an existing residential property on the Upper West Side of New York City. The mezzanine loan is part of a $93.8 million financing, comprised of a $38.8 million first mortgage loan, and ARI’s mezzanine loan. The floating rate loan has a three-year initial term with one six-month extension option and an appraised LTV of 81%. The loan has been underwritten to generate an IRR(2) of approximately 13%.

Funding of Previously Closed Loans – Subsequent to quarter end, ARI completed $46.5 million of fundings from previously closed loans.

Loan Repayments – Subsequent to quarter end, ARI received approximately $129.8 million from loan repayments.

Dividend – The Board of Directors will meet in December to determine the dividend per share of common stock for the quarter ended December 31, 2015.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders; (iii) unrealized income from unconsolidated joint ventures; (iv) foreign currency gains/(losses) and (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The tables below reconcile Operating Earnings and Operating Earnings per share of common stock with net income available to common stockholders and net income available to common stockholders per share of common stock for the three and nine month periods ended September 30, 2015 and September 30, 2014 ($ amounts in thousands, except share and per share data):

	Three Months Ended September 30, 2015	Earnings Per Share (Diluted)	Three Months Ended September 30, 2014	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$23,543	$0.39	$17,299	$0.37
Adjustments:
Equity-based compensation expense	756	0.01	308	0.01
Unrealized loss on securities	6,926	0.12	2,147	0.04
Unrealized (gain) on derivative instruments	(2,096)	(0.04)	(3,026)	(0.07)
Foreign currency loss	2,165	0.04	3,596	0.08
Amortization of convertible senior notes related to equity reclassification	556	0.01	356	0.01
Income from unconsolidated joint venture	(108)	—	88	—

Total adjustments:	8,199	0.14	3,469	0.07

Operating Earnings	$31,742	$0.53	$20,768	$0.44

Basic weighted average shares of common stock outstanding:	59,355,613		46,848,675
Diluted weighted average shares of common stock outstanding:	59,934,008		47,068,929

	Nine Months Ended September 30, 2015	Earnings Per Share (Diluted)	Nine Months Ended September 30, 2014	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$69,993	$1.24	$55,118	$1.30
Adjustments:
Equity-based compensation expense	2,695	0.05	1,096	0.03
Unrealized (gain)/loss on securities	5,792	0.10	(4,787)	(0.11)
Unrealized (gain)/loss on derivative instruments	4,144	0.07	(1,933)	(0.05)
Foreign currency (gain)/loss	(3,424)	(0.06)	2,637	0.06
Amortization of convertible senior notes related to equity reclassification	1,642	0.03	586	0.01
Income from unconsolidated joint venture	(495)	(0.01)	88	—

Total adjustments:	10,354	0.18	(2,313)	(0.06)

Operating Earnings	$80,347	$1.42	$52,805	$1.24

Basic weighted average shares of common stock outstanding:	55,818,731		42,322,380
Diluted weighted average shares of common stock outstanding:	56,415,082		42,538,744

Teleconference Details:

The Company will host a conference call to discuss its financial results on Friday, October 30, 2015 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter 2015 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 54887856). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Friday, October 30, 2015 and ending at midnight on Friday, November 6, 2015. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 54887856.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $161.8 billion of assets under management at September 30, 2015.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Footnotes

(1)	CMBS includes $30,127 of restricted cash related to the Company’s repurchase facility with UBS AG.
(2)	The underwritten IRR for the investments shown in the above table and elsewhere in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Item 1A—Risk Factors—The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.
(3)	Subordinate loans include CMBS, held-to-maturity, which represents a loan the Company closed during May 2014 that was subsequently contributed to a securitization during August 2014. During May 2014, the Company closed a $155,000 floating-rate whole loan secured by the first mortgage and equity interests in an entity that owns a resort hotel in Aruba. During June 2014, the Company syndicated a $90,000 senior participation in the loan and retained a $65,000 junior participation. During August 2014, both the $90,000 senior participation and the Company’s $65,000 junior participation were contributed to a CMBS securitization. In exchange for contributing its $65,000 junior participation, the Company received a CMBS secured solely by the $65,000 junior participation. ARI presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. At September 30, 2015, ARI had one such participation sold with a carrying amount of $89,303.
(4)	Subordinate loans also are net of a participation sold during February 2015. The Company presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. At September 30, 2015, the Company had one such participation sold with a face amount of £19,900 and a carrying amount of $30,104.

Apollo Commercial Real Estate Finance, Inc. and Consolidated Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands—except share and per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Cash	$20,158	$40,641
Restricted cash	30,127	30,127
Securities available-for-sale, at estimated fair value	—	17,105
Securities, at estimated fair value	512,485	522,730
Securities, held-to-maturity	153,799	154,283
Commercial mortgage loans, held for investment	905,681	458,520
Subordinate loans, held for investment	861,808	561,182
Investment in unconsolidated joint venture	20,183	37,016
Derivative assets	246	4,070
Interest receivable	14,424	10,829
Deferred financing costs, net	8,125	7,444
Other assets	767	1,200

Total Assets	$2,527,803	$1,845,147

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$735,437	$622,194
Convertible senior notes, net	247,736	246,464
Participations sold	119,407	89,584
Accounts payable and accrued expenses	4,668	7,578
Payable to related party	4,100	3,240
Dividends payable	32,060	21,018

Total Liabilities	1,143,408	990,078
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Preferred stock, 3,450,000 shares issued and outstanding ($86,250 aggregate liquidation preference) in 2015 and 2014	35	35
Series B Preferred stock, 8,000,000 shares issued and outstanding ($200,000 aggregate liquidation preference) in 2015	80	—
Common stock, $0.01 par value, 450,000,000 shares authorized, 67,145,252 and 46,900,442 shares issued and outstanding in 2015 and 2014, respectively	671	469
Additional paid-in-capital	1,408,448	868,035
Retained earnings (accumulated deficit)	(22,225)	(10,485)
Accumulated other comprehensive loss	(2,614)	(2,985)

Total Stockholders’ Equity	1,384,395	855,069

Total Liabilities and Stockholders’ Equity	$2,527,803	$1,845,147

Apollo Commercial Real Estate Finance, Inc. and Consolidated Subsidiaries

Condensed Consolidated Statement of Operations

(in thousands—except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net interest income:
Interest income from securities	$8,293	$6,129	$24,846	$12,914
Interest income from securities, held to maturity	2,596	2,219	9,050	2,219
Interest income from commercial mortgage loans	15,184	8,025	37,246	18,475
Interest income from subordinate loans	25,445	18,983	65,206	51,951
Interest expense	(13,187)	(8,786)	(36,287)	(15,802)

Net interest income	38,691	26,570	100,061	69,757
Operating expenses:
General and administrative expenses (includes $756 and $2,695 of equity-based compensation in 2015 and $308 and $1,096 in 2014, respectively)	(2,099)	(1,434)	(6,512)	(4,355)
Management fees to related party	(4,097)	(3,193)	(11,325)	(8,725)

Total operating expenses	(6,196)	(4,627)	(17,837)	(13,080)
Income from unconsolidated joint venture	108	(88)	495	(88)
Other income	239	21	252	26
Realized loss on sale of securities	—	—	(443)	—
Unrealized gain/(loss) on securities	(6,926)	(2,147)	(5,792)	4,787
Foreign currency gain/(loss)	(2,165)	(3,596)	3,424	(2,637)
Gain/(loss) on derivative instruments	2,096	3,026	(4,144)	1,933

Net income	25,847	19,159	76,016	60,698

Preferred dividend	(2,304)	(1,860)	(6,023)	(5,580)

Net income available to common stockholders	$23,543	$17,299	$69,993	$55,118

Basic and diluted net income per share of common stock	$0.39	$0.37	$1.24	$1.30

Basic weighted average shares of common stock outstanding	59,355,613	46,848,675	55,818,731	42,332,380

Diluted weighted average shares of common stock outstanding	59,934,008	47,068,929	56,415,082	42,538,744

Dividend declared per share of common stock	$0.44	$0.40	$1.32	$1.20